Exhibit 99.1

Press Release

RELM Wireless Reports First Quarter 2007 Results

WEST MELBOURNE, FL, May 8, 2007 - RELM Wireless Corporation (Amex: RWC - News) today announced its financial and operating results for first quarter ended March 31, 2007.

For the quarter ended March 31, 2007, sales were approximately $4.6 million, compared to $7.2 million for the same period in 2006.  During the first quarter, sales of digital APCO Project 25 products were $1.6 million or 33.9% of total sales, compared to $3.4 million or 47.9% of total sales for the same period in 2006.  The net loss for the quarter was ($344,000), or ($0.03) per diluted share, compared to net income of $865,000, or $0.06 per diluted share for the same quarter last year.  The net loss for the first quarter was positively impacted by a tax benefit of approximately $0.2 million, compared to a tax expense of approximately $0.5 million for the same quarter last year.

Commenting on the quarter, RELM President and Chief Executive Officer David Storey, noted, “The first quarter of 2007 proved to be very challenging for RELM Wireless as budgetary and funding pressures, especially within our federal government customers, negatively impacted our sales and operating results.  Although the reduced level of government spending resulted in a decrease in the sales of our P25 digital products, we expect these funding constraints to abate as the year progresses and do not believe that they are indicative of a material weakness in our business.  We are well positioned to effectively compete for a significant and an increasingly large portion of future federal and state government spending.”

For the period ended March 31, 2007, gross margins were 42.4% compared to 53.3% for the prior year quarter, primarily the result of lower total sales and decreased sales of P25 digital products in the first quarter.  For the quarter, selling, general and administrative (SG&A) expenses as a percentage of sales were approximately $2.6 million, or 56.3%, of sales, compared to approximately $2.5 million, or 34.4%, for the same quarter last year, and compared to approximately $2.7 million, or 36.2%, for the fourth quarter 2006, reflecting relatively stable expenses spread over a smaller sales base.

At March 31, 2007, cash and cash equivalents were approximately $11.8 million, compared to approximately $13.3 million at December 31, 2006.  This decrease was due in part to additional inventory procured and built in anticipation of stronger sales than were realized during the quarter.

Mr. Storey concluded, “We are tightly focused on penetrating new customers and markets.  However, due to the uncertain nature of the federal budget and procurement process, it is difficult to predict the timing of orders.  We also concentrate on broadening our addressable market by developing and expanding our line of products and capabilities, particularly those with P25 digital specifications.”

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials-International and is approved by the U.S. Department of Homeland Security.  The shift towards interoperability has gained momentum as a result of the recent communications failures during the Oklahoma City bombings, 9/11 attacks and more recently Hurricane Katrina.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless

For 60 years, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Revolutionary advances include new interoperable, low-cost digital two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM product lines. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(Unaudited)
	3/31/2007	3/31/2006

Sales, net	$4,631	$7,182

Costs & Expenses:
Cost of Products (Includes non-cash share-based employee compensation expense of $9 and $58 for the three months ended March 31, 2007 and 2006, respectively)	2,668	3,357
Selling, General and Administrative Expenses (Includes non-cash share-based employee compensation expense of $62 and $135 for the three months ended March 31, 2007 and 2006, respectively)	2,609	2,473
Total Costs & Expenses	5,277	5,830

Operating (Loss) Income	(646)	1,352

Other Income (Expense):
Interest Expense	(3)	(6)
Interest Income	148	41
Other Income (Expense)	(2)	0

Pretax (Loss) Income	(503)	1,387

Income Tax (Benefit) Expense	(159)	522

Net (Loss) Income	$(344)	$865

(Loss) Earnings per share – basic	$(0.03)	$0.07

(Loss) Earnings per share – diluted	$(0.03)	$0.06

Weighted Average Common Shares Outstanding, Basic	13,342	13,026
Weighted Average Common Shares Outstanding, Diluted	13,342	14,123

RELM WIRELESS CORPORATION

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash & Cash Equivalents	$11,775	$13,266
Trade Accounts Receivable, net	2,980	3,565
Inventories, net	8,187	7,440
Deferred tax assets, net	3,649	3,490
Prepaid Expenses & Other Current Assets	769	841
Total Current Assets	27,360	28,602

Property, Plant and Equipment, Net	905	913
Deferred tax assets, net	5,360	5,360
Other Assets	392	431

Total Assets	$34,017	$35,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$968	$1,172
Accrued compensation and related taxes	581	1,234
Accrued warranty expense	240	205
Accrued other expenses and other current liabilities	200	394
Total Current Liabilities	1,989	3,005

Commitments and Contingencies	—	—

Stockholders' Equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	—	—
Common stock; $0.60 par value; 20,000,000 authorized shares, 13,341,661 issued and outstanding shares at March 31, 2007 and December 31, 2006, respectively.	8,004	8,004
Additional paid-in capital	23,712	23,641
Accumulated earnings	312	656
Total Stockholders' Equity	32,028	32,301

Total Liabilities and Stockholders' Equity	$34,017	$35,306

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Source:  RELM Wireless Corporation